UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

ABLEAUCTIONS.COM, INC.
(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 454 – 4111 Hastings Street
Burnaby, British Columbia Canada V5C 6T7
(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-293-3933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01.            Other Matters.

On December 21, 2009 Ableauctions.com Inc. (the “Company”) issued the attached press release announcing that its board of directors has declared a cash distribution on its common stock of $0.55 per share (for a total of approximately $4.5 million) and has established December 30, 2009 as the record date for this distribution and for determining the stockholders who will be entitled to receive distributions from the liquidating entity that is to be established in conjunction with the Company’s acquisition of Top Favour Limited (SinoCoking), if the acquisition (as more fully described in the definitive proxy statement filed with the SEC on November 27, 2009) is approved.  There is no assurance that the Company’s stockholders will approve the acquisition.

Item 9.01             Financial Statements and Exhibits

Exhibit 99                      Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Date: December 21, 2009	By:	/s/ Abdul Ladha
Abdul Ladha
Chief Executive Officer